AMENDMENT NUMBER ONE
STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE-NET

This AMENDMENT NUMBER ONE dated October 1, 2014 for reference purposes only, hereby amends that certain STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE-NET dated for reference purposes as of May 7, 2009 (“Lease”) by and between 525 South Douglas Street, LLC (“Lessor”) and REEDS, Inc. (“Lessee”) with respect to the property commonly known as 12930 and 13000 South Spring Street, City of Los Angeles, County of Los Angeles, State of California, as more fully described in the Lease and referred to as the Premises. All defined terms used herein shall have the same meaning as in the Lease unless otherwise herein specifically set forth.

The Lease is hereby amended and all parties agree as follows:

1.	Paragraph 1.10 of the Lease shall be deleted in its entirety and the personal guarantee provided by Christopher Reed shall be hereby terminated.

2.	Paragraph 58 of the Lease shall be deleted in its entirety and Lessor shall convey any and all interests and ownership in the Brewery Equipment to Lessee. Lessor shall cooperate with Lessee and perform such acts as requested by Lessee to accomplish the release and conveyance of the Brewery Equipment.

3.	Lessee shall issue Lessor 200,000 warrants in REEDS, Inc. with an exercise price equal to the 90-day trailing average closing price of the stock as of October 1, 2014. The issuance of the warrants shall be memorialized with a Common Stock Purchase Warrant Agreement in substantially the same form as Exhibit 1 attached hereto.

EXHIBIT 1

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.

Right to Purchase up to 200,000 Shares of Common Stock of

REEDS, Inc.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

Issue Date: October 1, 2014

REEDS, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, 525 South Douglas Street, LLC, a California limited liability company, or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date (October 1, 2014) of this Warrant and at any time or from time to time before 5:00 p.m., California time, through the close of business on September 30, 2019 (the “Expiration Date”), up to Two Hundred Thousand (200,000) fully paid and non-assessable shares of Common Stock (as hereinafter defined), $0.0001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) “Common Stock” means (i) the Common Stock of REEDS, Inc., a Delaware corporation, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of

(b) “Company” means REEDS, Inc., a Delaware corporation, and any person or entity which shall succeed, or assume the obligations of, REEDS, Inc. hereunder.

(c) “Exercise Price” means $5.61, which equals the average reported closing bid price of the Common Stock for the ninety (90) calendar day period immediately preceding the Issue Date.

(d) “Lease” means that certain Standard Industrial/Commercial Single Tenant Lease - Net, dated May 7, 2009, by and between the Company and the Holder, as amended, modified, restated and/or supplemented from time to time.

(e) “Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1 Vesting; Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), Two Hundred Thousand (200,000) shares of Common Stock of the Company (“Warrant Shares”), subject to adjustment pursuant to Section 4.

1.2 Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on the New York Stock Exchange, American Stock Exchange, the Nasdaq Global Select, Nasdaq Global or Nasdaq Capital Market of The Nasdaq Stock Market, Inc. or another national securities exchange, then the closing bid price, respectively, reported for the last business day immediately preceding the Determination Date.

(b) If the Company’s Common Stock is not traded on a national securities exchange but is traded on the OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as determined in good faith by the Company’s Board of Directors.

1.3 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2. Procedure for Exercise.

2.1 Delivery of Stock Certificates, Etc.. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2 Exercise.

(a) Payment may be made either (i) in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)
A

Where X = the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

2.3 Delivery of Opinion by Company Counsel. The Company acknowledges and agrees that, upon request by Holder, it will instruct and cause its legal counsel to issue such legal opinions to the Company’s transfer agent as may be necessary or reasonably requested by Holder in order to permit the sale and transfer of the shares of Common Stock by Holder. In addition, in the event of an exercise of all or any portion of the Warrant pursuant to Section 2.2(b) above at any time after one year following the date of issuance of this Warrant, the Company will cause its counsel to deliver to the Company’s transfer agent a legal opinion authorizing the issuance of the shares without restrictive legend in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Act”). The Company agrees that time is of the essence with respect to satisfaction of its obligations under Section 2 of this Warrant.

3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1 Reorganization, Consolidation, Merger. Etc. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of this Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of this Warrant, and (y) to the extent that the Holder would be entitled to receive Common stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of this Warrant.

3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1.

3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3.3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3.3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock (each, an “Event”), then, in each such Event, the number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the Event) be issuable on such exercise by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately after such Event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately prior to such Event.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 10 hereof).

6. Reservation of Stock, Etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel (reasonably acceptable to the Company and its counsel) that provides that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Rights of Shareholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the third (3rd) business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

12. Notices, Etc. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be given as set forth in the Lease.

13. Holder Representations. Holder acknowledges, represents and warrants to the Company as follows:

(a) Holder has a pre-existing personal or business relationship with the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription. Holder is acquiring the Warrant solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act, does not have any present intention of selling, offering to sell or otherwise disposing of the Warrants or the Warrant Shares issuable upon exercise thereof, and the entire legal and beneficial interest of the Warrant and the Warrants Shares issuable upon exercise thereof will be held for the account of Holder only, and neither in whole nor in part for any other person.

(b) Holder is able to bear the economic risk of investment in the Warrants for an indefinite period of time, as neither the Warrant nor the Warrant Shares issuable upon exercise thereof has been under the Act and therefore cannot be sold unless either the Warrant or the Warrant Shares issuable upon exercise thereof are subsequently registered under the Act or an exemption from such registration is available and a favorable opinion of counsel reasonably acceptable to the Company is provided to the Company.

14. No Fractional Shares. The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver Warrant certificates which evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 15, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Fair Market Value of the share.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The governing law, jurisdiction and any waiver of jury trial or arbitration provisions contained in the Lease shall control and apply to this Warrant and any dispute arising hereunder. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Holder acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

EXHIBIT A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

To:	REEDS, Inc.
_______________________
_______________________

Attention:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase (check applicable box):

_______	________ shares of the common stock covered by the Warrant; or

_______	the maximum number of shares of common stock covered by the Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in the Warrant, which is $____________________ . Such payment takes the form of (check applicable box or boxes):

_______	$_________ in lawful money of the United States; and/or

_______	the cancellation of such portion of the Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $________ per share for purposes of this calculation); and/or

_______	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _________________________ whose address is ___________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: ____________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of REEDS, Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of REEDS, Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated: ____________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)